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                                                                    EXHIBIT 4.15

                     FIRST AMENDMENT TO REPAYMENT AGREEMENT
                     AND FOURTH AMENDMENT TO LOAN AGREEMENT

         This First Amendment to Repayment Agreement and Fourth Amendment to Loan Agreement ("First Amendment") is made as of the 1st day of December, 1998, by and among KeyBank National Association, f/k/a Society Bank, Michigan, a national banking association located at 127 Public Square, Cleveland, Ohio 44114 ("KeyBank" or "Bank"), Nematron Corporation, a Michigan corporation located at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Borrower") and NemaSoft, Inc., a Michigan corporation located at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Guarantor"; Borrower and Guarantor together referred to as "Interested Parties").

                                    RECITALS

         WHEREAS, Bank and the Interested Parties executed a certain Repayment Agreement dated as of September 28, 1998 ("Repayment Agreement"); and

         WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Repayment Agreement; and

         WHEREAS, the Line of Credit terminated, and the Amended Notes matured on October 31, 1998, and have not been repaid; and

         WHEREAS, the Interested Parties have asked that Bank reactivate Borrower's Line of Credit on the terms described herein, to enable Borrower to obtain subordinated debt or an equity infusion of not less than One Million Dollars ($1,000,000.00), to which request Bank has acquiesced.


AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the agreements and covenants herein, the parties agree as follows:

         1.       Recitals.  The Recitals are incorporated herein by reference.

         2. Restructure and Amendment of Loan Documents. Certain of the Loan Documents shall be amended as follows:

                           i) Section 1 of the Repayment Agreement is amended by deleting the definitions of "Amended and Restated Line Note" and "Amended and Restated Term Note" and inserting the following in lieu thereof:

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                           "Second Line Note" shall mean the Second Amended and
                  Restated Revolving Credit Note referred to in subsection 3(a) of this Repayment Agreement and attached hereto as Exhibit B.

                           "Second Term Note" shall mean the Second Amended and
                  Restated Term Note referred to in subsection 3(c) of this Repayment Agreement and attached hereto as Exhibit C.

                           ii) The Repayment Agreement is amended by deeming all references to the Amended and Restated Line Note and the Amended and Restated Term Note to be references to the Second Line Note and the Second Term Note, respectively.

         iii)      The prefatory paragraph, and subsections (a), (b), (c) and
         (e) of Section 3 of the Repayment Agreement are deleted, and the following inserted in lieu thereof:

                  "3. Restructure and Amendment of Loan Documents. The Obligations evidenced by the Original Notes, as same may have been amended and/or amended and restated from time to time, shall be restructured pursuant to the terms of the Second Amended and Restated Revolving Credit Note and the Second Amended and Restated Term Note. The Amended Notes do not constitute repayment or cancellation of all or any portion of the Indebtedness evidenced by the Original Notes. The Original Notes, and any amendment and/or restatement thereof, shall remain in full force and effect only for the purpose of evidencing any amounts due in connection with the Original Notes and any of the Loan Documents which for any reason in fact or in law, do not become Obligations of Borrower under the Amended Notes, as intended by the parties hereto. In connection with the restructure of the Obligations, the following amendments are hereby made to the Loan
                           Agreement:

                           a) Subsection 1.1.1 of the Loan Agreement is deleted in its entirety, and the following inserted in lieu thereof:

                                            `1.1.1 Upon the request of Borrower,
                                    made at any time or from time to time
                                    between September 28, 1998 and October 31,
                                    1998, inclusive, and between December 1, 1998 and January 30, 1999, inclusive, and so long as no Event of Default under this Agreement has occurred or is continuing, Bank shall make cash advances to Borrower in an amount up to:

                                    (a)     eighty percent (80%) of the
                                            aggregate  outstanding  amount of
                                            Eligible Domestic Accounts;

                                            PLUS

                                    (b)     at Borrower's option, eighty percent
                                            (80%) of the aggregate outstanding
                                            amount of Eligible Foreign Accounts;

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                                            PLUS

                                    (c)     thirty five percent (35%) of the
                                            aggregate sum (not to exceed
                                            $2,500,000) of (i) Eligible Raw
                                            Inventory (valued at the lower of
                                            Borrower's and NemaSoft's cost, or
                                            market) and (ii) Eligible Finished
                                            Inventory (valued at Borrower's and
                                            NemaSoft's cost of production):

                                            PLUS

                                    (d)     the Permitted Overadvance;

                                            LESS

                                    (e)     the aggregate outstanding amount of
                                            any issued and outstanding Letters
                                            of Credit;

                                    PROVIDED, HOWEVER, that in no event shall the aggregate amount of outstanding cash advances made pursuant to this Section 1.1.1 ("BORROWING FORMULA") be, at any time, greater than the sum of Five Million and 00/100 Dollars ($5,000,000.00). The amount outstanding under the Line of Credit shall be evidenced by a Second Amended and Restated Revolving Credit Note dated as of December 1, 1998 ("Note"). The terms of the Note, and all renewals, modifications and amendments thereto, are hereby incorporated herein specifically by reference. Subject to the foregoing limitations Borrower may borrow, repay and reborrow under the Line of Credit. During the period between October 31, 1998 and December 1, 1998, the Line of Credit shall be suspended, and all funds received by Bank through the mechanism established by the Cash Collateral Agreement executed in connection with the Repayment Agreement may be, at Bank's option, applied to reduce the indebtedness evidenced by the Note.'

                           b) The Loan Agreement is amended by renumbering existing subsection 1.2.8 as subsection 1.2.9, and adding new subsections 1.2.8 and
                                    1.2.10 as follows:

                                            `1.2.8 "Permitted Overadvance" means
                                    an amount of up to (i) Seven Hundred
                                    Fifty-Three Thousand Three Hundred
                                    Forty-Five Dollars ($753,345) during the period between September 28, 1998 and October 31, 1998, (ii) Zero Dollars ($0) during the period October 31, 1998 through November 30, 1998, and (iii) One Million One Hundred Thousand Dollars ($1,100,000) during the period between December 1, 1998 and January 31, 1999.

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                                    1.2.10 "Repayment Agreement" means an
                                    agreement, so called, among Borrower,
                                    NemaSoft and Bank dated September 28, 1998, as amended from time to time.'

                           c) Subsection 1.7 of the Loan Agreement is deleted and the following inserted in lieu thereof:

                                            `1.7 Term Loan. Bank agrees to lend
                                    Borrower the sum of One Million One Hundred
                                    Seventy Thousand and 00/100 Dollars
                                    ($1,170,000.00) ("Term Loan"). The Term Loan
                                    shall be evidenced by a Second Amended and Restated Term Note dated as of December 1, 1998 ("Term Note") maturing on January 31, 1999, and containing other terms as set forth therein.'

                           e) Article VI of the Loan Agreement is amended by adding new subsections 6.9, 6.10, 6.11,
                                    6.12 and 6.13 as follows:

                                    `6.9    An Event of Default shall occur
                                            under the Repayment Agreement, as
                                            amended from time to time.

                                    6.10    Borrower shall fail to obtain an
                                            infusion of cash in the form of
                                            convertible debt subordinated (in
                                            form and substance acceptable to
                                            Bank) to the repayment of all
                                            indebtedness of Borrower to Bank, or
                                            equity, of not less than One Million
                                            Dollars ($1,000,000) between
                                            November 26, 1998 and December
                                            1, 1998.

                                    6.11    Borrower shall fail to enter into an
                                            arrangement for financing a
                                            percentage of certain of Borrower's
                                            purchase orders with a third party
                                            on terms acceptable to Bank, and in
                                            connection therewith, Borrower shall
                                            have executed such amendments to the
                                            Loan Documents as Bank shall
                                            request, all by no later than
                                            December 15, 1998.

                                    6.12    Subsection 6.4 hereof
                                            notwithstanding, Borrower shall fail
                                            to comply in all respects with
                                            subsections 3.5.4 and/or 3.5.10
                                            hereof.

                                    6.13    There shall occur a material adverse
                                            change in Borrower's or NemaSoft's
                                            financial condition or prospects,
                                            from that disclosed in writing to
                                            Bank prior to December 1, 1998, all
                                            as determined by Bank in the
                                            exercise of its reasonable business
                                            judgment.'"

                           iv) Section 3 of the Repayment Agreement is further amended by adding new subsections (f), (g) and (h) as follows:

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                           "f)      Subsection 3.5.4 of the Loan Agreement is
                                    deleted, and the following inserted in lieu thereof:

                                            ` 3.5.4 within fifteen (15) days
                                    after the last day of each month between September 30, 1996 and November 30, 1998, and on a daily basis thereafter, a Borrowing Base Certificate, the form of which is acceptable in the sole and absolute discretion of the Bank, signed by an officer of Borrower and NemaSoft certifying to its correctness;'


                           g) Subsection 3.5.10 of the Loan Agreement is renumbered as 3.5.11, and a new subsection
                                    3.5.10 is inserted as follows:



                           `3.5.10 by the second business day of each week, a rolling twelve week projection, acceptable to Bank in the exercise of its reasonable business judgment, of anticipated cash receipts and disbursements, and showing that Borrower will at all times be in compliance with the Borrowing Formula, as well as an actual statement of cash receipts and disbursements for the immediately preceding week.'

                           h) The Loan Agreement is amended by deleting the monetary reference "$6,000,000" (whether such reference is expressed numerically or is written out) wherever it occurs, and inserting in lieu thereof a monetary reference of "$5,000,000"."


                                    v)      The Repayment Agreement is hereby
         amended by deleting subsection 5(b) in its entirety and inserting the following in lieu thereof:

                           "b) Amendment to Mortgage. On or before December 1, 1998, Borrower shall execute and deliver to Bank a Second Amendment to Mortgage in the form of Exhibit D attached hereto."

                                    vi)     The Repayment Agreement is hereby
         amended by adding a new subsection 5(i) as follows:


                           "i) Subordination Agreements. On or before 12:00 p.m. on December 2, 1998, J. Eric May, James
                                    A. Nichols, Globus Growth Group and Gregory
                                    J. Schwartz & Co. and shall execute and
                                    deliver to Bank Subordination Agreements in the form of Exhibits I-1 through I-4 attached hereto."

                                    vii)    The Repayment Agreement is amended
         by deleting the prefatory paragraph of Section 17, and inserting in lieu thereof the following:

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                         Notices.   Any notice, demand or communication required
                                    or permitted to be given by any provision of this Repayment Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party; provided, however, that in the event that Bank determines to cease making advances under Borrower's line of credit, Bank shall undertake to promptly so notify Borrower by both facsimile and overnight courier, though Bank's determination to cease providing advances shall be effective when made, and shall not be dependent upon Borrower's receipt of notice.

                           viii) The Repayment Agreement is amended by deleting
               Exhibits B, C and D, and replacing them with Exhibits B, C and D in the form of Annexes 1 through 3, respectively, attached hereto.
                           ix) The Repayment Agreement is amended by adding new
               Exhibits I-1 through I-4 in the form of Annex 4-A through 4-D attached hereto.

         3. Effective Date. The provisions of this First Amendment shall be effective on December 1, 1998 ("Effective Date"), provided that (i) a fully executed copy of this First Amendment, the Second Amended and Restated Revolving Credit Note, the Second Amended and Restated Term Note, the Second Amendment to Mortgage, and the four (4) Subordination Agreements are delivered to Bank on or before 12:00 p.m. on December 2, 1998, and (ii) that all accrued interest on the Amended and Restated Term Note dated September 28, 1998, is paid on December 1, 1998.

         4. Loan Documents. Any reference in any of the Loan Documents to the Repayment Agreement shall, from and after the Effective Date, be deemed to refer to the Repayment Agreement as modified by this First Amendment. Any and all references to the Amended Notes in the Repayment Agreement, the Loan Documents and this First Amendment shall hereafter refer to the Amended Notes in the forms of the new Exhibits C and D, copies of which are attached hereto as Annexes 1 and 2.

         5. Conflicting Terms; No Other Modification. To the extent that any of the terms and conditions of this First Amendment are inconsistent with the terms of the Repayment Agreement, the conditions of this First Amendment shall prevail. Otherwise, unless expressly modified or superseded herein, all of the terms and conditions of the Repayment Agreement are ratified and confirmed and shall remain unaffected and in full force and effect.

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         6.    Course of Dealing. The parties hereto recognize that Borrower has not fully complied with the terms of the Loan Documents. No course of dealing between the parties is established by virtue of Borrower's non-compliance therewith and Bank's failure exercise its legal rights responsive thereto. Interested Parties understand that the Loan Documents will be strictly enforced going forward, and that Bank's failure to insist on strict performance to date shall not be interposed as a defense to Bank's exercise of its legal rights, nor shall it constitute a waiver of any thereof.

         7. Release. Effective as of the date of the delivery of a fully executed copy or original of this First Amendment, the Interested Parties jointly and severally agree to release and hereby do release and discharge, Bank, its shareholders, agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations, and organizations acting on their behalf ("Bank Parties") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever that each Interested Party has or claims to have against any Bank Party as of the date hereof and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon the Loan Documents, or the relationship respecting any agreement between any Interested Party and any Bank Party.

         8. Third-Party Beneficiaries/Entire Agreement. All the conditions and obligations hereunder are imposed solely and exclusively for the benefit of the parties hereto and their successors and assigns. No other person or entity shall obtain any interest herein or require satisfaction of such conditions in accordance with the terms hereof or be entitled to assume that any of the parties hereto will enforce such conditions and obligations and no other person shall, under any circumstances, be a beneficiary of such conditions. This First Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this First Amendment and supersedes all prior and contemporaneous negotiations, agreements and understandings relative to such subject matter.

         9. Binding Effect; Governing Law. This First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflict of laws.

         10. Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original and all of which counterparts together shall constitute one and the same fully executed instrument.

         11. Consent and Reaffirmation of Guaranty. Guarantor, being guarantor of the Obligations of Borrower pursuant to a Continuing Guaranty dated October 6, 1995, joins in and consents to the within First Amendment and agrees that the provisions of such guaranty are ratified and confirmed and that the guaranty remains in full force and effect.

         12. Corporate Authority. Borrower and Guarantor hereby represent and warrant to Bank that (a) Borrower and Guarantor have the legal power and authority to execute and deliver this First Amendment; (b) the officials executing this First Amendment have been duly authorized to execute and deliver the same and bind Borrower and Guarantor with respect to the

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provisions hereof; (c) the execution and delivery hereof by Borrower and
Guarantor and the performance and observance by Borrower and Guarantor of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or Guarantor or any law applicable to Borrower or Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower or Guarantor; (d) this First Amendment constitutes a valid and binding obligation of Borrower and Guarantor in every respect, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, Interested Parties and Bank have caused this First Amendment to be executed by their duly authorized officers as of the date first written above.

Address:                                        NEMATRON CORPORATION
5840 Interface Drive                            By: /s/ Matthew S. Galvez
Ann Arbor, Michigan  48103                          ----------------------------
                                                Its:President
                                                    ----------------------------
Address:                                        NEMASOFT, INC., Guarantor

5840 Interface Drive                            By: /s/ David P. Gienapp
Ann Arbor, Michigan  48103                          ----------------------------
                                                ITS: SECRETARY
                                                    ----------------------------


Address:                                        KEYBANK NATIONAL ASSOCIATION

202 S. Michigan Street                          By: /s/ Nancy Terrill
P.O. Box 6                                          ----------------------------
South Bend, Indiana  46601                      Its: Senior vice President
                                                    ----------------------------



                                    EXHIBITS

EXHIBIT B  SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

EXHIBIT C  SECOND AMENDED AND RESTATED TERM NOTE

EXHIBIT D  SECOND AMENDMENT TO MORTGAGE

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